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                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-51112 and No. 333-64479) pertaining to the Healthtrust, Inc. 401(k) Retirement Program of our report dated June 19, 2003, with respect to the financial statements of the Healthtrust, Inc. 401(k) Retirement Program included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                             /s/ Ernst & Young LLP

Nashville, Tennessee
June 24, 2003